Exhibit 10.59
Amendment to Immediately Exercisable Non-Qualified Stock Option Agreement
     THIS AMENDMENT TO IMMEDIATELY EXERCISABLE NON-QUALIFIED STOCK OPTION AGREEMENT (the "Amendment”) is entered into as of February 2, 2009, by and between Power Integrations, Inc. (the "Company”) and Balu Balakrishnan (the “Optionee”). Pursuant to that certain Stipulation of Compromise and Settlement approved by the United States District Court, Northern District of California on July 18, 2008, effective January 26, 2009, this Amendment amends that certain Immediately Exercisable Non-Qualified Stock Option Agreement (the “Original Agreement”) for option grant # 002078, granted on February 21, 2002 only as expressly set forth herein. All terms not defined herein shall have the meanings as set forth in the Original Agreement.
     The Company has granted to the Optionee pursuant to the Power Integrations, Inc. 1997 Stock Option Plan (the “Plan”) an option to purchase certain shares of Stock, upon the terms and conditions set forth in the Original Agreement (the “Option”). The Option shall in all respects be subject to the terms and conditions of the Plan and the Original Agreement, as amended pursuant to this Amendment.
     The exercise price for 50,000 shares subject to the Option is hereby amended from $14.82 to $21.20. In connection with this amendment, the Option will be treated as a nonstatutory stock option. As of February 2, 2009, the Option remains exercisable for the number of shares (less any shares as to which the Option was exercised after January 28, 2009) and at the exercise prices as set forth below.

Number of Shares	Exercise Price
86,887	$14.82
50,000	$21.20
     This Amendment, and the Original Agreement, as modified herein, together constitute the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to such subject matter other than those as set forth or provided for herein.

     This Amendment shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

POWER INTEGRATIONS, INC.

/s/ Bill Roeschlein

Bill Roeschlein
Chief Financial Officer

Address:	5245 Hellyer Avenue
San Jose, CA 95138
Accepted and Agreed:

Balu Balakrishnan

Date: 2/2/09	/s/ Balu Balakrishnan